EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 21, 1999, except for Note 12(c) and
(d), as to which the date is October 5, 1999, accompanying the consolidated financial statements of CDKNET.COM, INC. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".




GRANT THORNTON LLP

Melville, New York
March 16, 2000